UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Regal Rexnord Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

General

On January 24, 2023, Regal Rexnord Corporation (the “Company”) entered into an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $1,100,000,000 aggregate principal amount of its 6.050% Senior Notes due 2026 (the “2026 Notes”), $1,250,000,000 aggregate principal amount of its 6.050% Senior Notes due 2028 (the “2028 Notes”), $1,100,000,000 aggregate principal amount of its 6.300% Senior Notes due 2030 (the “2030 Notes”) and $1,250,000,000 aggregate principal amount of its 6.400% Senior Notes due 2033 (the “2033 Notes” and, together with the 2026 Notes, 2028 Notes and 2030 Notes, collectively, the “Notes”).

The Notes were issued and sold in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and persons outside the United States in accordance with Regulation S under the Securities Act.

The Company received approximately $4,647 million in net proceeds from the sale of the Notes, after deducting the initial purchasers’ discounts and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes, together with term loan borrowings under the Senior Credit Facilities (as defined in the Indenture) and cash on hand, to fund the consideration for the proposed acquisition of Altra Industrial Motion Corp. (“Altra”), previously announced on October 27, 2022, pursuant to the definitive merger agreement, dated October 26, 2022, by and among the Company, Altra and Aspen Sub, Inc., a wholly owned subsidiary of the Company (the “Merger Agreement” and, such acquisition, the “Merger”), repay the Company’s outstanding Senior Notes Due 2032, repay certain of Altra’s outstanding indebtedness and pay certain fees and expenses. The Company intends to use any remaining net proceeds for general corporate purposes. Following the issuance of the Notes, pursuant to the terms of the Commitment Letter, dated as of October 26, 2022 (as amended, supplemented or otherwise modified from time to time prior to the date hereof and together with any exhibits and annexes attached thereto, the “Commitment Letter”), among the Company, Land Newco, Inc., a Delaware corporation, and JPMorgan Chase Bank, N.A., the remaining commitments in respect of the Bridge Facility (as defined in the Commitment Letter) have been terminated. The Merger is expected to close in the first half of 2023, subject to receipt of certain regulatory approvals and satisfaction of other customary closing conditions.

Interest Rate and Maturity

Interest on the 2026 Notes and the 2030 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2023. Interest on the 2028 Notes and the 2033 Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2023. The 2026 Notes are scheduled to mature on February 15, 2026, the 2028 Notes are scheduled to mature on April 15, 2028, the 2030 Notes are scheduled to mature on February 15, 2030, and the 2033 Notes are scheduled to mature on April 15, 2033.

Guarantees

The Notes are and will be guaranteed, as applicable, on a senior unsecured basis by each existing and future subsidiary of the Company that is a borrower or guarantor under the Senior Credit Facilities.

Ranking

The Notes and the guarantees are the Company’s and the guarantors’ senior unsecured obligations and rank equally in right of payment to all of the Company’s and the guarantors’ existing and future senior indebtedness, including under the Senior Credit Facilities, and senior in right of payment to any future subordinated indebtedness.

Special Mandatory Redemption

If (i) the Merger has not been consummated on or prior to April 26, 2024 (the “Outside Date”), (ii) on or prior to the Outside Date, the Merger Agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the Merger has not been consummated or (iii) on or prior to the Outside Date, the Company notifies the Trustee in writing that in its reasonable judgment the Merger will not be consummated on or prior to the Outside Date, then the Company will be required to redeem all outstanding Notes on the Special Mandatory Redemption Date (as defined in the Indenture) at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

Optional Redemption

The Company may, at its option, redeem, some or all of, the 2026 Notes, at any time prior to February 15, 2026 (the date that is their maturity date), the 2028 Notes, at any time prior to March 15, 2028 (the date that is one month prior to their maturity date), the 2030 Notes, at any time prior to December 15, 2029 (the date that is two months prior to their maturity date), and the 2033 Notes, at any time prior to January 15, 2033 (the date that is three months prior to their maturity date) (each such date, a “Par Call Date”), at a “make-whole” redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 35 basis points in the case of the 2026 Notes, 40 basis points in the case of the 2028 Notes, 45 basis points in the case of the 2030 Notes, and 45 basis points in the case of the 2033 Notes, less (b) interest accrued on such Notes to the date of redemption; and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

On or after the applicable Par Call Date, the Company may, at its option, redeem, some or all of, the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, to, but excluding, the date of redemption.

Repurchase Upon a Change of Control Triggering Event

In the event of a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or any part of the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

Covenants

Subject to certain qualifications and exceptions, the Indenture limits the Company’s ability, and the ability of the Company’s subsidiaries, to create liens on certain assets and to enter into certain sale and leaseback transactions. The Indenture also limits the Company’s ability to merge or consolidate with any other entity or sell, transfer or lease all or substantially all of the Company’s properties and assets, subject to certain exceptions and qualifications set forth in the Indenture.

Events of Default

The Indenture provides for certain events of default with respect to the Notes (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods).

Registration Rights Agreement

On January 24, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Regal Guarantors (as defined therein) and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 to the purchase agreement dated January 9, 2023, relating to the Notes. The Company agreed under the Registration Rights Agreement to use its commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) cause such registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed by July 17, 2024, or, in certain circumstances, upon written request from a holder of Notes, the Company will file, and will use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Notes. The Company will use its commercially reasonable efforts to keep that shelf registration statement effective until the earliest of (i) the time when any such Notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of the Company under clause (d) of Rule 144, (ii) the date on which all such Notes are disposed of in accordance with the shelf registration statement and (iii) one year after its original effective date.

A “Registration Default” will occur if the exchange offer is not for any reason completed by July 17, 2024 (or, if required, the applicable shelf registration statement is not declared effective by the Securities and Exchange Commission on or prior to such date), or if any shelf registration statement required by the Registration Rights Agreement has been declared effective and thereafter either ceases to be effective or the related prospectus ceases to be usable at any time during the required effectiveness period (subject to certain exceptions), and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. In that case, the annual interest rate on the Notes will increase by 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 0.50% per annum. If the Registration Default is corrected, the applicable interest rate on the Notes will revert to the original level. The payment of additional interest shall be the sole and exclusive remedy for the holders of Notes in the event of a Registration Default. Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable.

Documentation

The above description of the Indenture, the Notes and the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the terms of the Indenture, a copy of which the Company is filing as Exhibit 4.1 to this Current Report on Form 8-K, the Form of Note, a copy of which is included in Exhibit 4.1 to this Current Report on Form 8-K, and the Registration Rights Agreement, a copy of which the Company is filing as Exhibit 4.3 to this Current Report on Form 8-K, each of which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On January 24, 2023, the Company announced the closing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this communication concerning the Company, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that the conditions to the consummation of the Merger will not be satisfied on the terms or timeline expected, or at all; the failure to obtain, or delays in obtaining, or adverse conditions related to obtaining regulatory approvals sought in connection with the Merger; the failure to achieve the debt financing necessary for the Merger on the desired terms, or at all; the Company’s substantial indebtedness as a result of the Merger and the related incurrence of indebtedness to finance the Merger and pay certain related fees and expenses and the effects of such indebtedness on the combined company’s financial flexibility; the Company’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; the possibility that the pendency of the Merger could materially and adversely affect the Company’s and Altra’s businesses, financial condition, results of operations or cash flows; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Merger, the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) and the acquisition of Arrowhead Systems, LLC (“Arrowhead”) within the expected time-frames or at all and to successfully integrate Altra, the Rexnord PMC business and Arrowhead; the Company’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on the Company’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Merger, the merger with the Rexnord PMC business and the acquisition of Arrowhead; the Company’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which the Company does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; the Company’s overall debt levels and its ability to repay principal and interest on its outstanding debt; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in the Company’s and Altra’s Annual Reports on Form 10-K on file with the SEC and from time to time in other filed reports including the Company’s and Altra’s Quarterly Reports on Form 10-Q. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements, except as required by law. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Index

Exhibit
Number	Exhibit Description
4.1	Indenture, dated January 24, 2023, between Regal Rexnord Corporation, the Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of Note (included in Exhibit 4.1).
4.3	Registration Rights Agreement, dated January 24, 2023, between Regal Rexnord Corporation, the Regal Guarantors (as defined therein) and J.P. Morgan Securities LLC as representative of the several initial purchasers listed in Schedule 1 to the purchase agreement relating to the Notes.
99.1	Press Release issued by Regal Rexnord Corporation on January 24, 2023.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: January 24, 2023	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary